Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bio-AMD, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Galvin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  August 13, 2014                                                                                       /s/ Robert Galvin
       Robert Galvin, Principal Financial Officer

A singed original of this written statement required by Section 906 of the Sarbanes- Oxley Act of 2002 has been provided to Bio-AMD, Inc. and will be retained by Bio-AMD, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Bio-AMD, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.